                 [SWALM, THOMAS & ASSOCIATES, PLLC LETTERHEAD]





January 5, 2001

Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C.

Re: Royal BodyCare, Inc.

To Whom it May Concern:

We have read the statements included under Item 4 of the Form 8-K report filed regarding the recent change of auditors. We agree with such statements made regarding our firm. We have no basis to agree or disagree with other statements made under Item 4.

Yours truly,

SWALM, THOMAS & ASSOCIATES, PLLC


/s/ EDWARD S. SWALM

Edward S. Swalm, CPA


ESS/nh